UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

StandardAero, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42298	30-1138150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 North Scottsdale Road, Suite 250
Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(480) 377 3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SARO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On June 2, 2026, StandardAero, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed Paul McElhinney, a 35-year industry veteran and the Company’s current Lead Independent Director, as Chief Executive Officer, effective as of October 1, 2026 (the “CEO Transition Date”). Mr. McElhinney succeeds Russell Ford, who informed the Board of his decision to retire as Chief Executive Officer, effective as of the CEO Transition Date, and as Chairman of the Board, effective as of January 1, 2027 (the “Chairman Transition Date”).

Mr. Ford will work closely with Mr. McElhinney to facilitate a seamless leadership transition and will continue to serve as Executive Chairman of the Board through December 31, 2026. Mr. McElhinney will become Chairman of the Board effective as of the Chairman Transition Date, and Mr. Ford will continue to serve as a director thereafter. Mr. Ford’s employment with the Company and its affiliates will terminate on December 31, 2026 or such earlier date as determined by the Company or Mr. Ford (the actual date of such termination, the “Separation Date”).

Biographical information for Mr. McElhinney, age 65, can be found on page 11 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2026 and is incorporated herein by reference. There are no arrangements or understandings between Mr. McElhinney and any other person pursuant to which he was selected to serve as Chief Executive Officer. There are no family relationships between Mr. McElhinney and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no relationships involving Mr. McElhinney that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Ford Transition Agreement

In connection with this transition, Mr. Ford entered into a transition agreement (the “Transition Agreement”). The Transition Agreement provides that Mr. Ford will remain eligible to receive an amount in cash equal to the annual bonus for 2026, calculated based on actual performance and payable in a lump sum at the time annual performance bonuses for 2026 are paid to other executives. Additionally, the Company agreed to amend the terms of incentive equity awards previously granted to Mr. Ford as follows: (i) each outstanding and unvested award of restricted shares previously granted to Mr. Ford shall, to the extent outstanding and unvested as of the Separation Date, remain outstanding and eligible to vest following Mr. Ford’s termination as if he remained employed; and (ii) each award of restricted stock units and options to purchase shares of the Company’s common stock, in each case previously granted to Mr. Ford, shall, to the extent outstanding and unvested as of the Separation Date, become fully vested upon the Separation Date. These benefits are subject to Mr. Ford’s continued compliance with any non-competition, non-solicitation, and other restrictions to which he is subject, his continued employment through December 31, 2026 (or earlier termination by the Company without cause) and the effectiveness of a release of claims through the Separation Date.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

McElhinney Employment Agreement

On June 1, 2026, the Company and Mr. McElhinney entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. McElhinney shall serve as Chairman and Chief Executive Officer. The Employment Agreement provides for an initial five-year term, which is subject to automatic renewal for successive one-year periods unless timely notice of non-renewal is provided by either party.

The Employment Agreement provides that Mr. McElhinney will receive an initial annual base salary of $1,100,000 and an annual performance bonus opportunity targeted at 125% of his base salary (which will be pro-rated for 2026). In connection with the entry into the Employment Agreement, Mr. McElhinney will receive (i) an option (the “Option”) under the Company’s 2024 Incentive Award Plan (as amended and/or restated, the “Plan”) to purchase a number of shares of the Company’s common stock equal to (x) $15,000,000 divided by (y) the per share fair market value of the Company’s common stock on the date of grant, as determined in accordance with the Plan (“FMV”), at an exercise price per share equal to the FMV on the date of grant, which is scheduled to vest in four equal annual installments following the CEO Transition Date, and (ii) a number of restricted stock units (the “RSUs”) equal to (x) $5,000,000 divided by (y) the FMV on the date of grant, which are scheduled to vest in four equal annual installments following the CEO Transition Date. Both the Option and the RSUs will be granted pursuant to, and subject to the terms and conditions of, the Plan and an award agreement thereunder. Mr. McElhinney will also be eligible to receive equity incentive awards on an annual basis beginning in 2027 that will be initially targeted at 500% of his base salary (with the award granted in 2027 being pro-rated to reflect Mr. McElhinney’s partial year of employment in 2026). Pursuant to the Employment Agreement, Mr. McElhinney is also entitled to certain payments to facilitate his relocation to Arizona (along with an additional payment in respect of federal and state income taxes) and a one-time cash sign-on bonus of $1,000,000, which are each subject to repayment in certain circumstances.

Under the terms of the Employment Agreement, in the event of a termination by the Company other than for cause or by Mr. McElhinney for good reason (or if the Employment Agreement is terminated by the Company prior to the CEO Transition Date without cause), each as defined in the Employment Agreement (a “Qualifying Termination”), Mr. McElhinney will be entitled to receive the following payments and benefits: (i) a cash payment equal to 1.5 times the sum of (x) his then-current base salary and (y) his then-current target annual bonus (the “Cash Payment”), payable in a single lump sum; (ii) a prorated annual bonus for the year in which the termination occurs, calculated based on actual achievement of applicable performance goals; and (iii) Company-paid premiums for up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. The Employment Agreement provides that, upon a Qualifying Termination that occurs within 24 months following, or six months prior to (and in connection with) a change in control, the Cash Payment shall be increased to 2.0 times the sum of Mr. McElhinney’s then-current base salary and his then-current target annual bonus. The vesting of equity awards granted to Mr. McElhinney are also subject to accelerated vesting upon certain terminations of employment.

Mr. McElhinney is also subject to a 24-month post-termination non-competition and non-solicitation restriction, as well as confidentiality, non-disparagement and intellectual property protection restrictions. Generally, Mr. McElhinney’s right to receive the foregoing termination payments and benefits is conditioned upon his execution of a general release of claims in the Company’s favor and compliance with certain restrictive covenants.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 7.01.	Regulation FD Disclosure.

As of June 2, 2026, the Company confirms its full year 2026 guidance previously released on May 7, 2026.

The information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They include statements regarding the expected timing and impact of the executive transition, the future composition of the Board of Directors, and our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ended December 31, 2026. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify, including the factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC. Forward-looking statements speak only as of the date of this Current Report on Form 8-K. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARDAERO, INC.

Date: June 2, 2026	By:	/s/ Michael Kaplan
Michael Kaplan
Chief Legal Officer